Exhibit 3.279
Com Schedler SECRETARY OF STATE the attached documents) of PHC-MINDEN, LP. are true and correct and are tiled in the Louisiana Secretary of State’s Office. 34822992J ORIGF 8/5/1999 5 page(s) In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on, March 14, 2011 CB 34822992J Certificate ID: 10148511#E5D52 To validate this certificate, visit the following web site, go to Commercial Division, Certificate Validation, then follow the instructions displayed. www.sos.louisiana.gov

W. Fox McKeithen
Secretary of State

LOUISIANA PARTNERSHIP REGISTRATION FORM

Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Corporation Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (504) 925-4704

CHECK ONE: ☑ Original Filing ☐ Amendment

Current Partnership Name:	PHC-MINDEN, L.P.

Previous Partnership Name:

Louisiana municipal address of principal place of business:		3972 I-49 S. Service Rd., Minden, LA 71055

Effective date of contract:		Telephone	( )

Month, Day, Year

Federal tax identification number:	Applied for.

Name and municipal address of each partner (Attach addendum if needed)

PHC-Trinity Valley, Inc.

Name

105 Westwood Place, Suite 400, Brentwood, TN 37027

Address

PHC-Nevada, Inc.

Name

105 Westwood Place, Suite 400, Brentwood, TN 37027

Address

Name

Address

Name

Address

/s/ Howard T. Wall	Vice President and Secretary, (615) 370-1377

Signature, Title and Telephone of person completing form

342 Rev. 4/97	(See instructions on back)

AGREEMENT OF LIMITED PARTNERSHIP
OF
PHC-MINDEN, L.P.
     Pursuant to Section 3404 of the Louisiana Civil Code of 1870, this undersigned parties being all of the partners (the “Partners”) of PHC-Minden, L.P. (the “Limited Partnership”), a Louisiana limited partnership formed pursuant to the provisions of Article 2836 et. seq. of the Louisiana Civil Code of 1870, as amended and reenacted (the “Act”), hereby agree as follows:

		Percent	Capital
	Name and Address	Ownership	Contribution
General Partner:	PHC-Minden G.P., Inc.	1%	$1.00
	a Louisiana corporation
	105 Westwood Place, Suite 400
	Brentwood, Tennessee 37027

Limited Partner:	PHC-Louisiana, Inc.	99%	$99.00
	a Louisiana corporation
	105 Westwood Place, Suite 400
	Brentwood, Tennessee 37027
     Each Partner made its contribution to capital in cash at the time it executed the Articles of Limited Partnership, dated August 2, 1999. Neither Partner shall be required to make any additional contribution of capital to the Limited Partnership, although the Partners may from time to time agree to make additional contributions to the Limited Partnership.
     The Limited Partnership may engage in any lawful business permitted by the Act, including without limitation, acquiring, owning, operating, selling, leasing, and otherwise dealing with hospitals and other healthcare businesses.
     The address of the registered and principal office of the Limited Partnership is 3972 I-49 South Service Road, Minden, Louisiana 70570 and the name and address of the registered agent for service of process on the Limited Partnership in the State of Louisiana is National Registered Agents, Inc., 3500 Highway 190, Mandeville, Louisiana 70471-3124.
     The Limited Partnership shall be terminated and dissolved upon the earlier of (i) the mutual agreement of the Partners or (ii) December 31, 2050. After payment of all obligations and other liabilities as provided in the Act, notwithstanding any provision to the contrary in this Agreement, all remaining Limited Partnership assets shall be distributed to the Partners in accordance with their positive ending capital account balances in compliance with Treasury Regulation Section 1.704-l(b)(2)(ii)(b)(2). No Partner shall have the obligation to another Partner, the Limited Partnership, or third party to restore a negative capital account balance during the existence or upon termination of the Limited Partnership.

     A capital account for each Partner shall be established, maintained and adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), including any optional adjustments under Treasury Regulation Section 1.704-l(b)(2)(iv)(f) that the General Partner believes are necessary to reflect the economic interests of the Partners and, if applicable, the adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
     All distributions and, after giving effect to the special allocations in the following paragraph, all allocations of income, gins, losses and credits shall be made in accordance with the Percent Ownership of each Partner. No allocation of loss or deduction will be made to a Partner that would create an impermissible capital account balance as computed under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
     This Agreement contains, and the Partners shall comply with the “qualified income offset” provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the minimum gain chargeback provisions and provisions relating to the special allocation of nonrecourse deductions of Treasury Regulations Section 1.704-2. The allocations contained in this paragraph shall be defined, interpreted and made in accordance with the applicable Treasury Regulations.
     Income, gain, loss and deduction as computed for income tax purposes with respect to Limited Partnership property subject to Internal Revenue Code Section 704(c) and/or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be allocated in accordance with said Internal Revenue Code Section and/or Treasury Regulations Section 1.704-1(b)(4)(i), as the case may be, using any reasonable method permitted in Treasury Regulations Section 1.704-3 that is selected by the General Partner. Allocations made pursuant to this paragraph shall not affect the capital accounts of the Partners.
     The General Partner shall have the exclusive right and full power and authority to manage, control, conduct and operate the business of the Partnership, and may take any and all action without the consent of the Limited Partner. The General Partner shall maintain all books and records required by the Act to be maintained at the address specified above or at any other office designated by the General Partner. The General Partner shall make available at its principal office at the address specified above in the State of Tennessee such books and records of the Limited Partnership as are required pursuant to the Act. The General Partner shall have the right to designate a different registered agent and/or registered office for the Limited Partnership by complying with any requirements pursuant to the Act.
     The Limited Partnership shall indemnify and hold harmless the General Partner, and its members, managers, employees, agents and representatives and the officers, directors, employees agents and representatives of its members to the fullest extent permitted by the Act.

     The Partners hereby agree that all other terms of the Limited Partnership be controlled and interpreted in accordance with the Act.
     EXECUTED effective as of August 3, 1999.

GENERAL PARTNER:

WITNESSES:	PHC-Minden G.P., Inc.,
a Louisiana corporation

[ILLEGIBLE]	By:	/s/ Howard T. Well
[ILLEGIBLE]	Title:	Secretary

STATE OF TENNESSEE		)
		)	SS.:
COUNTY OF	Davidson TN	)

          On this 3rd day of August, 1999, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came Howard Wall, to me personally known to be the individual described in and who signed the preceding Articles of Limited Partnership, and who duly acknowledged to me, the signing of the same, and being by me duly sworn deposeth and saith that he signed the foregoing Articles of Limited Partnership in the capacity set forth under his signature.
          IN TESTIMONY WHEREOF, I hereunto set my name and affix my official seal at 1999, Aug. 3rd, the day and year first above written.

/s/ Sharon Tolbert	Notary Public

(SEAL)

WITNESSES:	LIMITED PARTNER:

PHC-Louisiana, Inc.
a Louisiana corporation

[ILLEGIBLE]	By:	/s/ Howard T. Well
[ILLEGIBLE]	Title:	Secretary

STATE OF TENNESSEE		)
		)	SS.:
COUNTY OF	Davidson	)

          On this 3rd day of August, 1999, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came Howard wall, to me personally known to be the individual described in and who signed the preceding Articles of Limited Partnership, and who duly acknowledged to me, the signing of the same, and being by me duly sworn deposeth and saith that he signed the foregoing Articles of Limited Partnership in the capacity set forth under his signature.
          IN TESTIMONY WHEREOF, I hereunto set my name and affix my official seal at 1999, Aug. 3, the day and year first above written.

/s/ Sharon Tolbert	Notary Public

(SEAL)

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